Exhibit 10.2

Confidential portions of this Exhibit, denoted by bracketed asterisks, have been omitted and filed separately with the Securities and Exchange Commission in reliance on Rule 24b-2 of the Securities Exchange Act of 1934.

SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT (this “Second Amendment”) is effective as of April 15, 2013 (the “Second Amendment Effective Date”), by and between Medisystems Corporation, a Washington corporation (“MDS”) and DaVita Healthcare Partners Inc., a Delaware corporation (“DVA”). The term “Agreement” as used herein shall mean the Current Agreement (as defined in Recital B) as amended, modified, and supplemented by this Second Amendment and all other capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement. NxStage Medical, Inc., a Delaware corporation (“NxStage”), is a party to the Agreement solely for purposes of agreeing to the provisions of Section 11.1 of the Current Agreement.

RECITALS

A. MDS and DVA are parties to that certain Agreement, effective as of January 6, 2008 (the “Original Agreement”), whereby MDS agreed to sell the NEEDLE PRODUCTS to DVA through the MDS CONTRACT DISTRIBUTORS, subject to all of the terms and conditions set forth in the Current Agreement.

B. MDS and DVA are parties to that certain First Amendment to Agreement, effective as of October 16, 2012 (the “First Amendment” and together with the Original Agreement, the “Current Agreement”), whereby MDS and DVA agreed to: (i) extend the Initial Term from January 5, 2013 to April 15, 2013, (ii) amend and restate in its entirety section 2.3 of the Current Agreement, (iii) amend and restate in its entirety Section 17 of the Current Agreement, and (iv) [**] for NEEDLE PRODUCTS delivered to DVA on or after January 1, 2013.

C. MDS and DVA desire to enter into this Second Amendment to: (i) extend the Initial Term from April 15, 2013 to December 31, 2013, (ii) provide DVA with the option to either enter into the Two Year Extension or the One Year [**] Period on the terms set forth in the Agreement, and (iii) amend and restate in its entirety Section 18.5 of the Current Agreement.

In consideration of the foregoing and mutual covenants and agreements contained in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Purchase Commitment. Section 1.1 of the Current Agreement is hereby deleted in its entirety and replaced with the following:

“1.1(a) DVA shall [**] during the Initial Term purchase AVF NEEDLE PRODUCTS (as identified and defined on Schedule A) and BUTTONHOLE NEEDLE PRODUCTS (as identified and defined on Schedule A) (collectively, the “COMMITTED PRODUCTS”) from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] of DVA’s total requirements (in each equivalents) for COMMITTED PRODUCTS in DVA-owned facilities, including inventory needs, but not including (i) [**] or (ii) [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (X) [**] or (Y) [**] (the “Initial Term Needle Commitment”).

1.1(b) In the event that DVA enters into the Two Year Extension (as defined in Section 5.1), DVA shall [**] during the Two Year Extension purchase COMMITTED PRODUCTS from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill the greater of: (i) [**] of DVA’s total requirements (in each equivalents) for COMMITTED PRODUCTS in DVA-owned facilities, including inventory needs during each such [**] and (ii) an amount equal to [**] (as defined below) multiplied by [**], but in the cases of each of subparagraphs (i) and (ii) not including (X) [**] or (Y) [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (I) [**] or (II) [**] (the “Two Year Extension Needle Commitment”). For purposes of this Agreement, [**].

1.1(c) In the event that DVA enters into the One Year [**] Period (as defined in Section 5.1) DVA shall:

(i)	during the period of [**] through [**] purchase COMMITTED PRODUCTS from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] of DVA’s total requirements (in each equivalents) for COMMITTED PRODUCTS in DVA-owned facilities, including inventory needs, but not including (X) [**] or (Y) [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (I) [**] or (II) [**];

(ii)	during the period of [**] through [**] purchase COMMITTED PRODUCTS from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] of DVA’s total requirements (in each equivalents) for COMMITTED PRODUCTS in DVA-owned facilities, including inventory needs, but not including (X) [**] or (Y) [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (I) [**] or (II) [**];

(iii)	during the period of [**] through [**] purchase COMMITTED PRODUCTS from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] of DVA’s total requirements (in each equivalents) for COMMITTED PRODUCTS in DVA-owned facilities, including inventory needs, but not including (X) [**] or (Y) [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (I) [**] or (II) [**]; and

(iv)	during the period of [**] through [**] purchase COMMITTED PRODUCTS from DVA’s chosen MDS CONTRACT DISTRIBUTOR sufficient to fulfill at least [**] of DVA’s total requirements (in each equivalents) for COMMITTED PRODUCTS in DVA-owned facilities, including inventory needs, but not including (X) [**] or (Y) [**] unless and until DVA elects by [**] days written notification to MDS, which notification shall be given by DVA upon the earlier of (I) [**] or (II) [**] (the “One Year [**] Period Needle Commitment” and collectively with the Initial Term Needle Commitment and the Two Year Extension Needle Commitment, the “NEEDLE COMMITMENT”).

1.1(d) If during each applicable measurement period during the Term of this Agreement DVA [**], DVA shall [**] during each such applicable measurement period, and, except for this Section 1.1(d) and the terms of Sections 1.4 and 1.5, MDS shall not be entitled to any other damages or remedy whatsoever. For purposes of clarity, the parties acknowledge and agree that in the event DVA [**] for any such applicable measurement period. Any [**] pursuant to this Section 1.1(d) shall be made [**] within [**] days of the end of each applicable measurement period.”

2. Taxes. Section 2.3 of the Current Agreement is hereby deleted in its entirety and replaced with the following:

“2.3 MDS covenants and agrees that DVA shall not be liable for any taxes, including without limitation, any excise, gross receipts, gross earnings, gross value, property, income taxes measured on MDS’ income, or other taxes, other than taxes or charges levied or assessed on or with respect to the acquisition, possession, or use of the NEEDLE PRODUCTS. MDS covenants and agrees that if at any time during the Term, the [**]. For purposes of this Agreement, the term [**].”

3. Term. Section 5.1 of the Current Agreement is hereby deleted in its entirety and replaced with the following:

“5.1 Except as otherwise provided herein, unless earlier terminated pursuant to this Section 5, this Agreement shall be for a term beginning on the Effective Date and ending on December 31, 2013 (the “Initial Term”). On or before October 31, 2013, DVA must notify MDS in writing of its intention to either (a) extend this Agreement through December 31, 2015 (the “Two Year Extension”) or (b) extend this Agreement through December 31, 2014 (the “One Year [**] Period”). If DVA does not notify MDS in writing of its intention to either enter into the Two Year Extension or the One Year [**] Period on or before October 31, 2013, then this Agreement shall continue as if DVA had provided written notification to MDS that DVA chose to enter into the Two Year Extension. In the event that DVA enters into the One Year [**] Period, (i) effective as of January 1, 2014, [**] and (ii) the terms and conditions set forth in Section 2.2 shall no longer be in effect. The Initial Term together with the Two Year Extension or the One Year [**] Period, as applicable, shall hereinafter collectively be referred to as the “Term”. ”

4. Notices. Section 18.5 of the Current Agreement is hereby deleted in its entirety and replaced with the following:

“18.5 Any notice required to be given under this Agreement shall be in writing and deemed to have been given (a) one day following the sending of a facsimile if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service (charges prepaid) with instructions for overnight delivery, (b) five days after the date of mailing if mailed by first class mail, registered or certified mail with return receipt requested (postage prepaid), or (c) one day following traceable delivery to a nationally recognized overnight delivery service (with charges prepaid) with instructions for overnight delivery, in each case addressed to the appropriate party at the following addresses:

(i)	MDS:	Medisystems Corporation
350 Merrimack Street
Lawrence, MA 01843
Attn: President, North America
Phone: (978) 687-4714
Fax: (978) 687-4814

With a copy to:		350 Merrimack Street
Lawrence, MA 01843
Attn: General Counsel
Phone: (978) 687-4725
Fax: (978) 687-4825

(ii)	NxStage:	NxStage Medical, Inc.
350 Merrimack Street
Lawrence, MA 01843
Attn: President, North America
Phone: (978) 687-4714
Fax: (978) 687-4814

With a copy to:	350 Merrimack Street
Lawrence, MA 01843
Attn: General Counsel
Phone: (978) 687-4725
Fax: (978) 687-4825

(iii) DVA	DaVita Healthcare Partners Inc.
900 7th Street, NW Suite 680
Washington, DC 20001
Attn: Group Vice President
Phone: (202) 789-6910
Fax: (866) 445-0435

With a copy to:	DaVita Healthcare Partners Inc.
2000 16th St.
Denver, CO 80202
Attn: Chief Legal Officer
Phone: (303) 405-2000
Fax: (303) 876-0963

The above addresses and facsimile numbers may be changed by written notice to the other party, provided that no notice of a change of address or facsimile number will be effective until actual receipt of such notice.”

5. Governing Law. All issues and questions concerning the construction, validity, enforcement, and interpretation of this Second Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions.

6. No Other Changes. Except as expressly modified in this Second Amendment, all other terms and conditions of the Current Agreement remain unchanged and in full force and effect and shall govern and apply to all matters contemplated by this Second Amendment.

7. Counterparts and Facsimile/PDF Signatures. This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The parties hereto agree that facsimile transmission or PDF of original signatures shall constitute and be accepted as original signatures.

8. Severability. In the event that any provision of this Second Amendment shall be held to be invalid or unenforceable in any respect, such provision shall be enforced to the fullest extent permitted by law and the remaining provisions of this Second Amendment shall remain in full force and effect. If any such invalid portion constitutes a material term of this Second Amendment, the parties hereto shall meet and in good faith seek to mutually agree to modify this Second Amendment so as to retain, if possible, the overall essential terms of this Second Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives and effective as of the Second Amendment Effective Date.

MDS:	DVA:
MEDISYSTEMS CORPORATION	DAVITA HEALTHCARE PARTNERS INC.

By: /s/ Jeffrey H. Burbank	By: /s/ Leanne Zumwalt
Print Name: Jeffrey H. Burbank	Print Name: Leanne Zumwalt
Title: President	Title: GVP

NXSTAGE: (Solely for purposes of agreeing to be bound by Section 11.1 of the Current Agreement)
NXSTAGE MEDICAL, INC.

By: /s/ Jeffrey H. Burbank
Print Name: Jeffrey H. Burbank
Title: CEO